UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 19, 2023
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2023, and in accordance with the Agreement and Plan of Merger dated December 20, 2023 (the “Merger Agreement”), by and between Mid Penn Bancorp, Inc. (“Mid Penn”) and Brunswick Bancorp (“Brunswick”), Frank Gumina, Jr. has been appointed to serve as a Class B director of Mid Penn with a term expiring in 2024. Mr. Gumina was formerly Chairman of the Board of Brunswick and Brunswick Bank and Trust Company (“Brunswick Bank”), and is independent as determined in accordance with The Nasdaq Stock Market LLC’s corporate governance listing standards.

Mr. Gumina Jr., 82, is a seasoned real estate investor with multiple properties under management, and currently serves as President of Gumina Development Co. Since 2018, Mr. Gumina has served as the Chairman of Brunswick and Brunswick Bank. Prior to that, he served as an independent member of the Board of Directors of Brunswick and Brunswick Bank since 2003. In light of Mr. Gumina’s institutional knowledge of Brunswick, its customers and employees, and knowledge of the Brunswick market, the Board of Directors of Mid Penn determined it appropriate to waive the mandatory retirement age for directors in order to enable the appointment of Mr. Gumina for a one-year term.

As of the date of this filing, committee appointments have not yet been finalized.

In accordance with Mid Penn’s outside director fee schedule for 2023, Mr. Gumina will be entitled to receive an annual retainer for his service as a director. Additionally, and subject to applicable eligibility requirements, Mr. Gumina is eligible to participate in Mid Penn’s 2023 Stock Incentive Plan and Director Deferred Fee Plan, the terms of which are described under the heading “Compensation of the Board” and “Proposal 3 – Approval of the Mid Penn Bancorp, Inc. 2023 Stock Incentive Plan” beginning on pages 7 and 49, respectively, of Mid Penn’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2023. That summary is incorporated herein by reference. Directors may also participate in Mid Penn’s Director Stock Purchase Plan, the terms of which are described in Mid Penn’s Current Report on Form 8-K, filed with the SEC on May 31, 2017, and incorporated herein by reference.

ITEM 8.01    Other Events.

On May 19, 2023, Mid Penn completed its acquisition of Brunswick, through the merger of Brunswick with and into Mid Penn (the “Merger”). The Merger was completed in accordance with the terms and conditions of the Merger Agreement. A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, each share of Brunswick common stock issued and outstanding as of May 19, 2023 was converted into the right to receive, at the election of the holder, either 0.598 shares of Mid Penn common stock or $18.00 cash, subject to adjustment and proration procedures described in the Merger Agreement requiring that fifty percent (50%) of the outstanding shares of Brunswick common stock be converted into the right to receive cash and the balance converted into the right to receive Mid Penn common stock. Cash will be paid to Brunswick shareholders in lieu of any fractional shares. As a result of the Merger, Mid Penn will pay holders of Brunswick common stock approximately $25.6 million in cash and issue approximately 849,592 shares of Mid Penn common stock.

In connection with the Merger, the parties have caused Brunswick Bank, a wholly-owned subsidiary of Brunswick, to merge with and into Mid Penn Bank, a wholly-owned subsidiary of Mid Penn, with Mid Penn Bank as the surviving institution.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2022, and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits:

2.1 Agreement and Plan of Merger, dated as of December 20, 2022, by and between Brunswick Bancorp and Mid Penn Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2022).

99.1 Press release issued May 22, 2023

104 Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: May 22, 2023	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer